Exhibit 99.1

                                                 CONTACTS:  Mary K. Talbot
                                                            (401) 245-8819


                   SLADE'S FERRY BANCORP REPORTS EARNINGS


SOMERSET, Mass. (October 19, 2005) -- Slade's Ferry Bancorp (the "Company"), (NASDAQ Small Cap: SFBC) parent company of Slade's Ferry Trust Company (the "Bank"), announced that its net income for the quarter ended September 30, 2005 was $900,000 or $0.22 per share (diluted), a decrease of 16.4% over net income for the quarter ended September 30, 2004, which totaled $1.08 million or $0.26 per share (diluted). For the nine months ended September 30, 2005, net income was $2.85 million or $0.69 per share (diluted), an increase of 24.5% over net income for the nine months ended September 30, 2004, which totaled $2.29 million or $0.56 per share (diluted).

Net income was adversely affected by the recognition, in the third quarter of 2005, of settlement costs related to the Bank's defined benefit pension plan totaling $166,000. The effect, after income taxes, was to reduce net income for the three and nine months ended September 30, 2005 by $98,000 or $0.02 per share (diluted).

"Our employees and board of directors have set and achieved some ambitious goals for this year. The progress we've made this year is a tribute to their efforts," said President and CEO Mary Lynn D. Lenz.

Net interest and dividend income increased from $4.23 million for the three months ended September 30, 2004, to $4.48 million for the three months ended September 30, 2005, an increase of 6.1%. For the nine months ended September 30, 2005, net interest income was $13.36 million, compared to $11.72 million for the nine months ended September 30, 2004, an increase of 13.9%. For the three months ended September 30, 2005 the net interest margin was 3.28%, a decrease from 3.46% for the three months ended September 30, 2004. The decrease in the interest margin reflects the intense competition for deposits in the Bank's market area and the increases in deposit interest rates deemed necessary in order to remain competitive. The net interest margin increased from 3.36% for the nine months ended September 30, 2004 to 3.37% for the nine months ended September 30, 2005.

The Company recorded a provision for loan losses totaling $44,000 for the three months ended September 30, 2005. There was no provision for loan losses recorded for the three months ended September 30, 2004. For the nine months ended September 30, 2005, the provision for loan losses totaled $109,000, compared to $376,000 for the nine months ended September 30, 2004. As a result of stronger underwriting guidelines and the sale in the third quarter of 2004, of loans previously deemed non-performing, the overall credit risk profile of the loan portfolio has improved, allowing a lesser provision for loan losses during 2005.

Non-interest income decreased from $813,000 for the three months ended September 30, 2004 to $602,000 for the three months ended September 30, 2005. Non-interest income decreased from $1.98 million for the nine months ended September 30 2004, to $1.71 million for the nine months ended September 30, 2005. The decreases are predominately the result of decreased gains on sales of loans. These sales consisted entirely of sales of non-performing or charged-off loans, totaling $50,000 for the three and nine months ended September 30, 2005, as compared to $196,000 for the three and nine months ended September 30, 2004. Also contributing to the decrease in non interest income is shifting customer preferences toward "free" checking products and associated services reducing deposit service fees from fee-based products.

Total operating expenses increased from $3.46 million for the three months ended September 30, 2004 to $3.68 million for the three months ended September 30, 2005, an increase of 6.4%. For the nine months ended September 30, 2005, operating expenses totaled $10.62 million, compared to $9.89 million for the nine months ended September 30, 2004, an increase of 7.3%. Other than the settlement costs mentioned above, which totaled $166,000, increases can be attributed to equipment expenses resulting from the implementation of retail banking platform automation software in the fourth quarter of 2004, and the increases in general price levels due to inflation.

Total assets increased from $549.4 million at December 31, 2004 to $580.8 million at September 30, 2005, an increase of 5.7%. Total net loans increased from $362.3 million to $395.7 million, while total deposits increased from $399.9 million to $405.3 million during the same period. Total stockholders' equity at September 30, 2005 was $48.5 million versus $46.6 million at December 31, 2004, an increase of 4.0%. Both the Company and the Bank maintain capital levels sufficient to be considered "well-capitalized" under applicable regulatory capital guidelines and requirements.

The Company declared a $0.09 dividend to common shareholders of record on September 23, 2005, which was paid on October 14, 2005.

Slade's Ferry Bancorp was founded to serve community-banking needs with both personal and commercial products and services. With more than $580 million in assets and nine retail branches in Southeastern Massachusetts, Slade's Ferry is a trusted community partner. Traded on the NASDAQ Small Cap Market as SFBC, Slade's Ferry Bancorp can also be found on the web at www.sladesferry.com and in seven Massachusetts communities - Assonet, Fairhaven, Fall River, New Bedford, Seekonk, Somerset and Swansea.


                                    # # #


This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength of the company's capital and asset quality. Other such statements may be identified by words such as "believes," "will," "expects," "project," "may," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Slade's Ferry Bancorp's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectation expressed in our forward-looking statements: (1) enactment of adverse government regulations (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and specifically the strength of the New England economics may be different than expected, resulting in, among other things, a deterioration in overall credit quality and borrowers' ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the Bank's loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses; (4) changes in the interest rate environment may reduce interest margins and adversely impact net interest income and (5) changes in assumptions used in making such forward-looking statements. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Slade's Ferry Bancorp's actual results could differ materially from those discussed. All subsequent written and oral forward-looking statements attributable to Slade's Ferry Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. Slade's Ferry Bancorp does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the forward-looking statements are made.

                   SLADE'S FERRY BANCORP AND SUBSIDIARIES
                    UNAUDITED CONSOLIDATED BALANCE SHEETS
                                    AS OF


                                                    SEPTEMBER 30,     DECEMBER 31,
(Dollars in Thousands)                                  2005              2004
----------------------------------------------------------------------------------

ASSETS:
Cash and deposits with other banks                    $ 21,147          $ 16,394
Federal Home Loan Bank overnight deposit                     -             5,000
Federal funds sold                                           -            13,800
--------------------------------------------------------------------------------
      Cash and Cash Equivalents                         21,147            35,194
Interest bearing time deposits with other banks            100               100
Securities held to maturity                             33,436            37,773
Securities available for sale                           98,003            83,882
Federal Home Loan Bank stock                             6,304             4,650
Loans, net                                             395,673           362,265
Premises & equipment                                     6,072             5,527
Accrued interest receivable                              2,276             1,969
Goodwill                                                 2,173             2,173
Cash surrender value of life insurance                  11,779            11,548
Other assets                                             3,856             4,317
--------------------------------------------------------------------------------
TOTAL ASSETS                                          $580,819          $549,398
================================================================================


LIABILITIES & STOCKHOLDERS' EQUITY:
Deposits                                              $405,339          $399,905
Advances from Federal Home Loan Bank                   113,774            90,286
Subordinated debentures                                 10,310            10,310
Other liabilities                                        2,926             2,296
--------------------------------------------------------------------------------
      Total Liabilities                                532,349           502,797
Stockholders' equity:
Common stock                                                41                41
Paid in capital                                         30,869            29,976
Retained earnings                                       18,197            16,459
Accum. other comprehensive (loss) income                  (637)              125
--------------------------------------------------------------------------------
      Total Stockholders' Equity                        48,470            46,601
--------------------------------------------------------------------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY              $580,819          $549,398
================================================================================

                    SLADE'S FERRY BANCORP AND SUBSIDIARY
                 UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                       NINE MONTHS ENDED SEPTEMBER 30,


(Dollars in Thousands, except per share data)      2005        2004
---------------------------------------------------------------------

INTEREST AND DIVIDEND INCOME:
Interest and fees on loans                        $16,937     $15,061
Interest and dividends on investments               4,075       2,206
Other interest                                        216         220
---------------------------------------------------------------------

      Total interest and dividend income           21,228      17,487
---------------------------------------------------------------------

INTEREST EXPENSE:
Interest on deposits                                4,288       3,727
Interest on other borrowed funds                    3,127       1,800
Interest on subordinated debentures                   457         236
---------------------------------------------------------------------
      Total interest expense                        7,872       5,763
---------------------------------------------------------------------

  Net interest and dividend income                 13,356      11,724

Provision for loan losses                             109         376
---------------------------------------------------------------------

  Net interest and dividend income after
   provision for loan losses                       13,247      11,348
---------------------------------------------------------------------

OTHER INCOME:
Service charges on deposit accounts                   272         404
Overdraft service charges                             351         404
Gain of sale of assets                                 51           -
Security gains, net                                    27          46
Gain on sale of loan                                   50         196
Other income                                          960         926
---------------------------------------------------------------------

      Total other income                            1,711       1,976
---------------------------------------------------------------------

OPERATING EXPENSE:
Salaries and employee benefits                      6,243       6,027
Occupancy expense                                     702         599
Equipment expense                                     551         418
Other expenses                                      3,123       2,850
---------------------------------------------------------------------

      Total other expense                          10,619       9,894
---------------------------------------------------------------------

Income before income taxes                          4,339       3,430
Income taxes                                        1,491       1,143
---------------------------------------------------------------------

      Net income                                  $ 2,848     $ 2,287
=====================================================================


Basic earnings per share                          $  0.69     $  0.57
=====================================================================

Diluted earnings per share                        $  0.69     $  0.56
=====================================================================

                    SLADE'S FERRY BANCORP AND SUBSIDIARY
                 UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                      THREE MONTHS ENDED SEPTEMBER 30,


(Dollars in Thousands, except per share data)      2005       2004
-------------------------------------------------------------------

INTEREST AND DIVIDEND INCOME:
Interest and fees on loans                        $5,943     $5,194
Interest and dividends on investments              1,471        998
Other interest                                        48         58
-------------------------------------------------------------------

      Total interest and dividend income           7,462      6,250
-------------------------------------------------------------------

INTEREST EXPENSE:
Interest on deposits                               1,672      1,280
Interest on other borrowed funds                   1,142        627
Interest on subordinated debentures                  166        118
-------------------------------------------------------------------
      Total interest expense                       2,980      2,025
-------------------------------------------------------------------

  Net interest and dividend income                 4,482      4,225

Provision for loan losses                             44          -
-------------------------------------------------------------------

  Net interest and dividend income after
   provision for loan losses                       4,438      4,225
-------------------------------------------------------------------

OTHER INCOME:
Service charges on deposit accounts                   81        132
Overdraft fees                                       122        149
Gain on sale of assets                                (1)         -
Security gains, net                                   10          7
Gain on sale of loan                                  50        196
Other income                                         340        329
-------------------------------------------------------------------

      Total other income                             602        813
-------------------------------------------------------------------

OPERATING EXPENSE:
Salaries and employee benefits                     2,148      1,945
Occupancy expense                                    251        179
Equipment expense                                    193         67
Other expenses                                     1,090      1,271
-------------------------------------------------------------------

      Total other expense                          3,682      3,462
-------------------------------------------------------------------

Income before income taxes                         1,358      1,576
Income taxes                                         458        500
-------------------------------------------------------------------

      Net income                                  $  900     $1,076
===================================================================


Basic earnings per share                          $ 0.22     $ 0.27
===================================================================

Diluted earnings per share                        $ 0.22     $ 0.26
===================================================================


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